EXHIBIT 11(b)

                                      C-10



                       GIBRALTAR EQUITY GROWTH FUND, INC.


                               CONSENT OF COUNSEL



Gibraltar Equity Growth Fund, Inc.
1201 County Line Road
Rosemont, PA   19010

         I consent to the use of my name and to the reference to myself as "counsel" included in and made part of Parts A and B of Form N-1A used for filing Post-Effective Amendment No. 17 under the Securities Act of 1933 and Amendment No. 21 under the Investment Company Act of 1940, to the Registration Statement of Gibraltar Equity Growth Fund, Inc., File No. 2-824461.



                                                     /s/ J.G. Gordon Yocum


                                                         J.G. Gordon Yocum
                                                         Counsel



Rosemont, PA
March   18, 1996